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Cannae Holdings, Inc.

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CANNAE HOLDINGS, INC. A History of Victory A Culture of Performance About Cannae Press Room Stock Information Financials Corporate Governance Sustainability IR Resources

Shareholder Letters and Press Releases Letter to Shareholders, 11/13/25 Cannae Holdings, Inc. Urges Shareholders to Support Its Director Nominees at December 12 Annual Meeting November 13, 2025 ~ Cannae’s Nominees Possess Superior Experience Across Critical Areas ~ ~ Carronade’s Short-Term Agenda Threatens to Derail Cannae’s Strategy to Create Long-Term Value ~ ~ Urges Shareholders to Vote on WHITE Proxy Card “FOR” ONLY Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey ~ LAS VEGAS--(BUSINESS WIRE)--Nov. 13, 2025-- Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae”) today reminded shareholders to protect the value of their investment by voting ahead of the 2025 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on December 12, 2025. All Cannae shareholders of record as of the close of business on October 30, 2025, will be entitled to vote at the Annual Meeting. We urge you to vote “FOR” ONLY Cannae’s four highly qualified director nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on the WHITE proxy card. Cannae’s Board of Directors also issued the following letter to shareholders. Dear Fellow Shareholder, Over the past 21 months, Cannae has executed a focused transformation to build durable, long-term value. We strengthened independent oversight and sharpened capital discipline by appointing an independent Chairman, refreshing our Board with three new independent directors, initiating Board declassification, strengthening pay-for-performance alignment, expanding independent oversight on our Corporate Governance and Nominating Committee and Related Person Transaction Committee, and internalizing the management structure, which reduced costs by 81% to better align incentives with shareholders. Why Your Vote Matters Now: Carronade Capital, a hedge fund focused on distressed debt, is seeking to replace four of Cannae’s highly qualified, independent directors with a slate whose experience is concentrated primarily in distressed debt and restructuring. This campaign threatens to derail Cannae’s focus on delivering long-term value by imposing a short-term agenda (a spin-off of our public holdings). The Carronade nominees’ experience is irrelevant not just to Cannae, which is not distressed or in need of restructuring, but to its portfolio companies as well. The Carronade nominees do not have the needed operational experience to guide our investments and portfolio companies. Cannae is focused on optimizing returns and driving operational improvements at its investments – a strategy that requires direct industry and operational experience, disciplined capital allocation, and robust governance. We believe our four nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, bring the right mix of experience in portfolio management, operations, technology/cyber, legal and risk management, and governance to oversee our strategy. We urge you to vote “FOR” ONLY Cannae’s four highly qualified director nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on the WHITE proxy card. We detail below how Cannae’s director nominees are far superior to Carronade’s candidates. Why Cannae’s Nominees are the Right Fit Since February 2024, Cannae has thoughtfully refreshed your Board with the right mix of skills to oversee our complex investment portfolio. Our refreshment process focused on having the optimal balance of: Investment acumen to source and manage proprietary private investments Operational leadership to guide portfolio companies and optimize performance Governance and risk oversight to protect shareholder interests As part of this refreshment, the Board appointed three highly qualified independent directors —Douglas Ammerman, William Royan, and Woodrow Tyler — who bring deep investment management, corporate governance, and financial oversight experience. These actions demonstrate our commitment to transparency, accountability, and responsiveness to shareholder feedback. Cannae’s governance profile is stronger than ever — and designed to support long-term value creation. At this year’s annual meeting, four fit-for-purpose Board nominees are up for reelection. Their backgrounds and experiences provide effective oversight and guidance for Cannae’s strategy. James Stallings, Jr. – Technology & Cybersecurity Leadership Mr. Stallings’ career covers the full spectrum of the technology sector in which we invest. Mr. Stallings brings extensive entrepreneurial and investment experience, including expertise in technology, data, and cyber risk oversight, to Cannae and its investment process and portfolio. Managing Partner at PS27 Ventures, a technology-focused investment fund where he has been directly involved in starting dozens of new ventures in B2B software, fintech, healthtech, e-commerce and climatetech solutions 2025 Proxy Statement CANNAE HOLDINGS, INC. 1701 VILLAGE CENTER CIRCLE LAS VEGAS, NEVADA 89134 November 5, 2025 Dear Shareholder: On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of the shareholders of Cannae Holdings, Inc. (Cannae). The meeting will be held virtually on December 12, 2025, at 10 a.m. Pacific Time. Instructions for accessing the virtual meeting platform online are included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the 2025 Annual Meeting of Shareholders. The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including: who can vote; and the different methods you can use to vote, including the telephone, Internet, and traditional paper proxy card. Whether or not you plan to attend the virtual annual meeting, please vote by one of the outlined methods to ensure that your shares are represented and voted in accordance with your wishes. YOUR VOTE IS IMPORTANT Your vote is especially important this year because an affiliate of Carronade Capital Management, LP (together with its affiliates and associates, Carronade), has notified us that it intends to nominate four candidates for election at the Annual Meeting. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ONLY THE FOUR COMPANY NOMINEES, ERIKA MEINHARDT, BARRY B. MOULLET, JAMES B. STALLINGS, JR., AND FRANK P. WILLEY, BY USING THE ENCLOSED UNIVERSAL WHITE PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN, OR VOTE ON ANY GOLD PROXY CARD, SENT TO YOU BY OR ON BEHALF OF CARRONADE. If you have already completed and signed any gold proxy card provided by or on behalf of Carronade, you have every legal right to change your vote by completing, signing, and dating the enclosed universal WHITE proxy card and promptly mailing it in the postage pre-paid envelope provided or by following the instructions on the enclosed universal WHITE proxy card to vote via the Internet or by phone. Only your latest-dated proxy will count. On behalf of the Board of Directors, I thank you for your support. Sincerely, Ryan R. Caswell Chief Executive Officer 2024 Annual Report Letter to Shareholders, 11/5/2025 2025 Proxy Statement Letter to Shareholders, 11/5/2025 Cannae Holdings, Inc. Files Definitive Proxy Materials In Connection with December 12, 2025 Annual Meeting ~ Board of Directors Issues Letter to Shareholders ~ ~ Urges Shareholders to Vote on WHITE Proxy Card FOR Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey ~ LAS VEGAS--(BUSINESS WIRE)—November 5, 2025--Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced that it has filed its definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with its upcoming 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 12, 2025. Cannae is urging all shareholders to vote on the WHITE proxy card and to protect their investment by voting “FOR” ONLY Cannae’s four highly qualified and experienced director nominees (Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey). All Cannae shareholders of record as of the close of business on October 30, 2025, will be entitled to vote at the Annual Meeting. The Company’s Board of Directors (the “Board”) also issued the following letter to shareholders in connection with the filing. Fellow Shareholders, It is an exciting time to be a Cannae shareholder. Last year, your Board and management team announced a clear and comprehensive plan to enhance long term shareholder value. Our strategy represents a decisive shift in our investment and capital allocation philosophies. More specifically, we: 1) Rebalanced our portfolio away from certain of our existing public investments to opportunistically reinvest in proprietary private investments that we believe will deliver outsized shareholder returns and grow net asset value; 2) Returned capital to shareholders through continued share buybacks at a discount to net asset value and our newly instituted quarterly dividend; and 3) Worked with our portfolio companies on strategic initiatives and improving financial performance. In furtherance of these efforts, the Board recently directed management to continue concentrating our efforts where Cannae has a durable edge: in sports and related assets. That means owning or exerting meaningful influence over teams and ventures in the sports ecosystem